Exhibit 10.6

FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 8, 2005, by and between STERLING BANCSHARES, INC., a Texas corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

     WHEREAS, Borrower and Bank have previously entered into that certain Credit Agreement between Borrower and Bank dated as of October 1, 2004, as amended from time to time (“Credit Agreement”).

     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

     1.       Section 5.5 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.5.   DIVIDENDS, DISTRIBUTIONS    Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding; provided, however, that Borrower may take any of the foregoing actions including, without limitation, the declaration and payment of dividends and the repurchase of Borrower’s stock so long as the aggregate distributions or payments in any fiscal year do not exceed ten percent of the equity capital of the Bank Subsidiary as shown in the Call Reports for the end of the prior fiscal year.”

     2.       Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

     3.       Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL

AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE INDEBTEDNESS.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

STERLING BANCSHARES, INC.,		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen C. Raffaele	By:	/s/ Michael W. Moses

	Stephen C. Raffaele		Michael W. Moses
	Executive Vice President and Chief Financial Officer		Vice President